Exhibit 11.2

Consent of Independent Auditor

We consent to the use in this FORM 1-A of HappyNest REIT, Inc., of our report dated April 30, 2023, relating to the financial statements of HappyNest REIT, Inc., as of December 31, 2022 and for the year then ended, and relating to the financial statements of HappyNest REIT, Inc., as of December 31, 2021 and for the year then ended. We also consent to the reference of our firm under the heading “Experts” in such filing.

/s/ Assurance Dimensions

Margate, Florida
September 7, 2023